Exhibit 5.3

Our ref	1065189/0012/J23931507v1	13 September 2024

To the Addressee listed in Schedule 1

Aptiv PLC (the “Company”)

1.	BACKGROUND

We act as Jersey legal advisers to the Company in connection with (i) the offer, issue and sale by the Company and Aptiv Global Financing Designated Activity Company of the Notes and (ii) the Documents.

2.	DEFINITIONS AND INTERPRETATION

2.1	Capitalised terms used in this Opinion shall have the meanings given to them in Part A of Schedule 5 (Definitions and Interpretation).

2.2	This Opinion shall be interpreted and construed in accordance with Part B of Schedule 5 (Definitions and Interpretation).

3.	SCOPE

3.1	This Opinion is limited to: (a) matters of Jersey law and practice as at the date of this Opinion; and (b) matters expressly stated in this Opinion.

3.2	We have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

3.3	This Opinion is based only on those matters of fact known to us at the date of this Opinion.

Aptiv PLC

13 September 2024

4.	DOCUMENTS EXAMINED AND SEARCHES

4.1	In giving this Opinion we have examined copies sent to us in electronic form by email of each Document.

4.2	In addition, we have examined each Further Document.

4.3	The Documents and the Further Documents are the only documents we have seen or examined for the purposes of this Opinion.

4.4	The Searches are the only searches, investigations or enquiries we have carried out for the purposes of this Opinion.

5.	ASSUMPTIONS AND QUALIFICATIONS

5.1

This Opinion is given: (a) in reliance on the Assumptions; and (b) on the basis that the Assumptions (which we have not independently investigated or verified) are accurate, and have been accurate, in all respects at the date of this Opinion, and at all other relevant times.

5.2	This Opinion is subject to the Qualifications.

6.	OPINION

We are of the opinion that:

6.1	Incorporation, valid existence, power and capacity

6.1.1	The Company is duly incorporated with limited liability and validly existing under Jersey law.

6.1.2	The Company has the corporate power and capacity to enter into, and to perform its obligations under, each Document.

6.2	Authority and execution

6.2.1	The Company has taken the corporate and other action necessary under Jersey law to authorise the acceptance and due execution of, and the performance of its obligations under, each Document.

6.2.2	Each Document has been duly executed by the Company.

6.3	Search results

6.3.1

The Public Records Search revealed no evidence of any current resolutions or orders for winding up or dissolution of the Company and no evidence of the appointment of any liquidator in respect of the Company or any of its assets.

Aptiv PLC

13 September 2024

6.3.2	The office of the Viscount has given the Viscount Confirmation.

6.3.3	The Judicial Greffe has given the Creditors’ Winding Up Confirmation.

7.	LAW GOVERNING THIS OPINION, LIMITATIONS, BENEFIT, DISCLOSURE AND RELIANCE

7.1	This Opinion is governed by and shall be construed in accordance with Jersey law.

7.2

We assume no obligation to advise you or any other person, or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed in this Opinion.

7.3

This Opinion is addressed only to you and is solely for the benefit of you and your professional legal advisers in connection with each Document and except with our prior written consent it may not be disclosed to, used or relied on by any other person or for any other purpose, or referred to or made public in any way.

7.4

We consent to the filing of a copy of this opinion as an exhibit to a current report on Form 8-K, and incorporation by reference into the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended (the “Securities Act”) or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen Jersey LLP

Aptiv PLC

13 September 2024

SCHEDULE 1

ADDRESSEE

Aptiv PLC

5 Hanover Quay

Grand Canal Dock

Dublin 2

Ireland

Aptiv PLC

13 September 2024

SCHEDULE 2

DOCUMENTS EXAMINED

Part A

The Documents

1.

An eleventh supplemental indenture dated 13 September 2024 between, among others, the Company, Aptiv Corporation, Aptiv Global Financing Designated Activity Company, the Trustee and the Agent supplementing the Base Indenture (the “Supplemental Indenture”).

2.	The global note numbered 1 representing the 2029 Notes and issued pursuant to the Indenture.

3.	The global note numbered 2 representing the 2029 Notes and issued pursuant to the Indenture.

4.	The global note numbered 1 representing the 2034 Notes and issued pursuant to the Indenture.

5.	The global note numbered 2 representing the 2034 Notes and issued pursuant to the Indenture.

6.	The global note numbered 1 representing the 2054 Notes and issued pursuant to the Indenture.

7.	The global note numbered 2 representing the 2054 Notes and issued pursuant to the Indenture.

Part B

Further Documents

8.	A copy of:

8.1	the Certificate of Incorporation;

8.2	the Memorandum and Articles of Association;

8.3	the Registers; and

8.4	the Consents.

9.	A copy of the written resolutions including the Director Resolutions;

10.	A copy of:

10.1	the Registration Statement;

10.2	the Prospectus Supplement; and

10.3	the Base Indenture.

11.	The Public Records.

Aptiv PLC

13 September 2024

12.	The Viscount Confirmation.

13.	The Creditors’ Winding Up Confirmation.

Aptiv PLC

13 September 2024

SCHEDULE 3

ASSUMPTIONS

1.	Authenticity

1.1

The genuineness and authenticity of all signatures, initials, stamps, seals and markings on all documents examined by us, including, in the case of copy documents examined by us, on the originals of those copies.

1.2	Where any person has purported to sign a Document for or on behalf of the Company by electronic signature, either:

1.2.1	that person affixed, attached or inserted their own electronic signature to or in such Document; or

1.2.2

that person authorised another person (the “delegate/agent”) to affix, attach or insert that person’s electronic signature to or in such Document and that person’s electronic signature was affixed, attached or inserted by the delegate/agent, and no other person affixed, attached or inserted that signature to or in such Document.

1.3	Where any person (the “witness”) has purported to sign a Document as a witness to the signing of such Document by another person for or on behalf of the Company:

1.3.1	the witness was physically present with that other person when such Document was so signed by that other person; or

1.3.2	at the time when such Document was so signed by that other person:

(a)	the witness and that other person were able to see one another by means of an audio-visual link; and

(b)	either:

(i)

(A) by means of that audio-visual link, the witness positively identified that other person and saw that other person sign such Document; (B) that other person sent an electronic copy of such Document so signed to the witness; and (C) the witness signed such Document attesting to the signature of that other person on such Document; or

(ii)

(A) the witness was in communication with that other person by any other electronic means; (B) the witness and that other person were both able to see such Document; (C) that other person made their electronic signature on or in relation to such Document; and (D) the witness signed such Document attesting to the signature of that other person on such Document.

Aptiv PLC

13 September 2024

2.	Copies

The completeness and conformity to original documents of all copies examined by us.

3.	Execution versions/drafts

3.1

Where we have been provided with a document (whether original or copy) in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft or execution version of the document provided to us and/or, where a document has been reviewed by us only in draft, execution or specimen form, it has been executed in the form of that draft, execution version or specimen.

4.	Signing

4.1	Each Document has been signed for or on behalf of the Company by one Authorised Signatory.

4.2	Each party (other than the Company as a matter of Jersey law) has duly executed those documents to which it is a party.

4.3	Where any person has signed a Document for or on behalf of the Company, or as a witness to such signing of a Document, by electronic signature, such person used an Acceptable Method.

5.	Dating and delivery

Each Document has been dated and has been duly and unconditionally delivered by each of the parties to it.

6.	Directors’ duties

6.1

In resolving that the Company enter into each Document and the transaction(s) documented or contemplated by each Document the directors of the Company were acting with a view to the best interests of the Company and were otherwise exercising their powers in accordance with their duties under all applicable laws.

6.2

Each director of the Company has disclosed all interests required to be disclosed by the Companies Law and the Articles of Association in accordance with the provisions of the Companies Law and the Articles of Association.

Aptiv PLC

13 September 2024

7.	Solvency

7.1

The Company remains solvent (meaning that the Company will be able to discharge its liabilities as they fall due) after entering into each Document and the transaction(s) documented or contemplated by each Document, and all statements, assessments and opinions of solvency made or expressed by the directors of the Company in the Further Documents have been properly made.

7.2	The Company has not had served on it a statutory demand requiring payment for the purposes of Article 157A(2) of the Companies Law.

8.	No litigation

Without prejudice to our opinion in paragraph 6.3 (Search results) no notice has been given to the Company that an application is being made, and no application has been made, to the Royal Court by any person for an order for or in respect of a winding up of the Company, and no such order has been made by the Royal Court.

9.	Consents etc. - Jersey

9.1

Each Consent is in full force and effect and has not been infringed, revoked, superseded or amended and no other consents, authorisations, licences, registrations, approvals, filings or other requirements of any governmental, judicial or other public bodies or authorities in Jersey (other than the Previous Consents) have been or should have been obtained, made or satisfied by the Company.

10.	Consents etc. - other laws

All consents, authorisations, registrations, approvals, filings or other requirements of any governmental, judicial or other public bodies or authorities required to be obtained, made or satisfied by the Company under any law (other than Jersey law): (a) for the execution and delivery of each Document and the performance of its obligations under each Document; and (b) generally for the enforceability of each Document, have been obtained, made or satisfied and, where appropriate, remain in full force and effect.

11.	Establishment, existence, capacity and authority – other parties

Each party (other than the Company as a matter of Jersey law) is duly established and validly existing and: (a) has the necessary capacity, power, authority and intention; (b) has taken the corporate and other action necessary to authorise it; and (c) has obtained, made or satisfied all necessary consents, authorisations, registrations, approvals, filings or other requirements (i) of any governmental, judicial or other public bodies or authorities or (ii) imposed by any contractual or other obligation or restriction binding upon it; in each case to enter into and deliver, and perform its obligations under, the documents to which it is a party.

Aptiv PLC

13 September 2024

12.	Capacity and authority – the Company

12.1

The Director Resolutions were duly passed, are in full force and effect and have not been revoked, superseded or amended, and are the only resolutions passed by the directors of the Company relating to the matters referred to in those resolutions.

12.2	The Company is acting as principal on its own behalf in entering into each Document and not as an agent, trustee, nominee or in any other capacity.

13.	No sovereign possession, control, interest or authority

13.1	No state (including a sovereign or other head, or government or department of government, of a state) has possession or control of, or any interest in, any property of the Company.

13.2	The Company does not exercise sovereign authority (whether in respect of the transaction(s) documented or contemplated by any Document or otherwise).

14.	No conflict – foreign law or regulation

There is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion.

15.	Searches

15.1

The Public Records are accurate and complete, with all documents or information that are required to be filed or registered by or in relation to the Company with the Registrar of Companies (whether or not any time limit for such filing or registration has yet expired) having been so filed or registered and appearing in the Public Records.

15.2	The Viscount Confirmation (construed as if the expression “to the best of my knowledge and belief” or similar did not appear in it) is accurate and complete.

15.3	The Creditors’ Winding Up Confirmation (construed as if the expression “to the best of my knowledge and belief” or similar did not appear in it) is accurate and complete.

15.4

There has been no change in the public records relating to the Company available for inspection in the companies register on the web-site of the Registrar of Companies since the time we carried out the Public Records Search.

15.5	There has been no change in the records relating to the Company available to the office of the Viscount since the time it gave the Viscount Confirmation.

Aptiv PLC

13 September 2024

15.6	There has been no change in the records relating to the Company available to the Judicial Greffe since the time it gave the Creditors’ Winding Up Confirmation.

16.	Certificate of Incorporation and Memorandum and Articles of Association

The Certificate of Incorporation and Memorandum and Articles of Association are in full force and effect and have not been superseded or amended and there are no resolutions, agreements or arrangements (in each case, whether of the board of directors, shareholders, or otherwise) that affect, limit, supplement, override or amend the Memorandum and Articles of Association.

17.	Registers and appointments

17.1

The accuracy and completeness of the Registers and that each director, alternate director (if any) and secretary of the Company and of any corporate director of the Company stated in the Registers has been validly appointed.

17.2	The Registers remain up to date as at the date of this Opinion.

18.	Not an AIF or alternative investment fund manager to an AIF

The Company:

18.1	either:

18.1.1	is not an “AIF”; or

18.1.2	has not been “marketed” at any time in the United Kingdom or in any EU/EEA State; and

18.2	does not act as alternative investment fund manager to any “AIF”,

where: (a) each of “AIF” and “marketed” has the meaning given in the UK AIFM Regulations or in the AIFM Directive and any applicable implementing legislation in any relevant EU/EEA State, as the case may be; and (b) “EU/EEA State” means: (i) each member State of the European Union; and (ii) each other State to which the AIFM Directive applies and which is a contracting party to the agreement on the European Economic Area signed at Oporto on the 2nd May 1992 as adjusted by the Protocol signed at Brussels on the 17th March 1993.

19.	Statements, assessments and opinions as to matters of fact

The accuracy, correctness and completeness of all statements, assessments and opinions as to matters of fact contained in each Document and each Further Document.

Aptiv PLC

13 September 2024

20.	Unknown facts

That there is no document or other information or matter (including, without limitation, any arrangement or understanding) that has not been provided or disclosed to us that is relevant to or that might affect the opinions expressed in this Opinion.

Aptiv PLC

13 September 2024

SCHEDULE 4

QUALIFICATIONS

21.	Title

We offer no opinion as to the title or interest of the Company or any other person to or in, or the existence of, any property or assets the subject of any Document.

22.	No conflict – purpose, contractual obligations etc.

We offer no opinion on whether: (a) the Company’s entering into and performance of its obligations under each Document are within the purpose for which the Company was and is to be used as notified to the Jersey Financial Services Commission in the incorporation papers of the Company; or (b) there are any contractual or other obligations or restrictions binding on the Company that would or could have any adverse implication in relation to the opinions expressed in this Opinion.

23.	Representations and warranties

Unless expressly stated otherwise, we offer no opinion in relation to any representation or warranty made or given in or in connection with any Document or Further Document.

24.	Searches/registries

24.1

The Public Records Search is not conclusively capable of revealing whether or not: (a) a winding up order has been made or a resolution passed for the winding up of the Company; or (b) an order has been made or a resolution passed appointing a liquidator in respect of the Company, as notice of these matters might not be filed with the Registrar of Companies immediately and, when filed, might not be entered in the public records of the Company immediately.

24.2

The Viscount Enquiry and Viscount Confirmation relate only to the property of the Company being declared to be en désastre. There is no formal procedure for determining whether the Company has otherwise become Bankrupt.

24.3	For the purposes of providing the Creditors’ Winding up Confirmation, the Judicial Greffe has completed the Creditors’ Winding Up Search. The Creditors’ Winding Up Search:

24.3.1

is capable of revealing only whether the Company has been listed as being the subject of an application to the Royal Court for a creditors’ winding up and not any other proceedings whether in the Royal Court or in any other court or tribunal including, for example, the Petty Debts Court of Jersey (which deals with debt claims that do not exceed £30,000);

Aptiv PLC

13 September 2024

24.3.2

is not conclusively capable of revealing whether or not an application has been made to the Royal Court for an order that a creditors’ winding up must commence in respect of the Company as such an application, when filed, might not be placed on the Royal Court Civil records immediately; and

24.3.3

is not capable of revealing, among other things: (1) whether or not any statutory demand, as provided for in the Companies Law, has been served on the Company requiring the Company to pay a sum due; or (2) whether or not an order has been made: (i) that a creditors’ winding up must commence in respect of the Company; or (ii) appointing a liquidator and/or appointing a liquidator provisionally in respect of the Company.

24.4

Information available in public registries in Jersey is limited. In respect of security interests, there are: (a) the Security Interests Register; and (b) publicly available records of: (i) hypothèques over real property situated in Jersey; (ii) mortgages of ships registered in Jersey; and (iii) mortgages over aircraft, and aircraft engines, registered in Jersey. We have not examined any such public records for the purposes of giving this Opinion.

25.	Enforcement

We offer no opinion as to the enforceability of any obligations under or pursuant to any transaction, agreement or document entered into or to be entered into by any Company.

Aptiv PLC

13 September 2024

SCHEDULE 5

DEFINITIONS AND INTERPRETATION

Part A

Definitions

“2012 Law”	means the Security Interests (Jersey) Law 2012;

“2029 Notes”	means the US$550,000,000 4.650% senior notes due 2029 of the Company and Aptiv Global Financing Designated Activity Company;

“2034 Notes”	means the US$550,000,000 5.150% senior notes due 2034 of the Company and Aptiv Global Financing Designated Activity Company;

“2054 Notes”	means the US$550,000,000 5.750% senior notes due 2054 of the Company and Aptiv Global Financing Designated Activity Company;

“Acceptable Method”

means where:

(a)   a person accesses a Document through a web-based e-signature platform and clicks to have his or her name in a typed or handwriting font or his or her signature in the form of an image automatically inserted into the Document in the appropriate place;

(b)   a person electronically pastes his or her signature (e.g. in the form of an image) into an electronic (i.e. soft copy) version of a Document in the appropriate place; and/or

(c)   a person uses a finger, light pen or stylus and a touchscreen to write his or her name electronically in the appropriate place in a Document,

in each case where the method used identifies the person who provided the signature and indicates the person’s approval of the Document (or, where the person is signing as a witness to the signing of the Document, indicates the person’s attestation of that signing of the Document);

“Addressee”	means the addressee of this Opinion set out in Schedule 1 (Addressee);

“AIFM Directive”	means European Union Directive 2011/61/EU;

Aptiv PLC

13 September 2024

“Aptiv Corporation”	means Aptiv Corporation, a Delaware corporation and an indirect subsidiary of the Company;

“Agent”	means Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent under the Supplemental Indenture;

“Articles of Association”	means the articles of association of the Company, as supplied to us;

“Assumptions”	means the assumptions set out in Schedule 3 (Assumptions);

“Authorised Signatory”	means a person authorised (including by way of ratification) to sign a Document for or on behalf of the Company pursuant to the relevant Director Resolutions;

“Bankrupt” and “Bankruptcy”	have the meanings given to those words by Article 8 of the Interpretation (Jersey) Law 1954;

“Bankruptcy Law”	means the Bankruptcy (Désastre) (Jersey) Law 1990;

“Base Indenture”	means the base indenture dated 10 March 2015 between (amongst others) the Company and the Trustee;

“Certificate of Incorporation”	means together the Company’s certificate of incorporation and certificate of incorporation on change of name, as supplied to us;

“COBO Consent”	means the consent dated 2 September 2024 in relation to the issue of the Notes by the Company, granted to the Company pursuant to the Control of Borrowing (Jersey) Order 1958 in relation to the issue of the Notes;

“Companies Law”	means the Companies (Jersey) Law 1991;

“Consents”	mean together: a) the COBO Consent; and b) the consent to issue shares dated 1 January 2017 granted to the Company pursuant to the Control of Borrowing (Jersey) Order 1958, as supplied to us;

“Creditors’ Winding Up Confirmation”	means the confirmation given on the date of this Opinion by a representative of the Judicial Greffe in response to the Creditors’ Winding Up Enquiry, that, to the best of the representative’s knowledge and belief, the Company has not been listed as being the subject of an application for a creditors’ winding up;

Aptiv PLC

13 September 2024

“Creditors’ Winding Up Enquiry”	means our enquiry to the Judicial Greffe in respect of whether any application has been made to the Royal Court by any person for an order that a creditors’ winding up must commence in respect of the Company;

“Creditors’ Winding Up Search”	means the search by the Judicial Greffe of the Royal Court Civil records from 1 March 2022 to 13 September 2024;

“director”	includes, where the context permits, a person occupying the position of director, by whatever name called;

“Director Resolutions”	means: (a) the resolutions of the directors of the Company stated as passed on 29 July 2024 in the form of written resolutions of the directors of the Company relating to the appointment of a committee of the directors; together with (b) the resolutions of that committee of the directors stated as passed on 28 August 2024 in the form of written resolutions of such committee relating to the Documents, and in each case as supplied to us;

“Documents”	means the documents listed in Part A of Schedule 2 (Documents Examined) and “Document” means each of them;

“Further Documents”	means the documents listed in Part B of Schedule 2 (Documents Examined);

“Indenture”	means the Base Indenture as supplemented by the Supplemental Indenture;

“Judicial Greffe”	means the office of the Judicial Greffe in Jersey;

“Memorandum and Articles of Association”	means the memorandum and articles of association of the Company, as supplied to us;

“Notes”	mean together: a) the 2029 Notes: b) the 2034 Notes: and c) the 2054 Notes;

“Opinion”	means this legal opinion and includes the Schedules;

Aptiv PLC

13 September 2024

“Prospectus Supplement”	means a prospectus supplement dated 9 September 2024 in relation to the issue of the Notes which is supplemental to the Registration Statement;

“Previous Consents”

means:

a)  the consent dated 3 November 2011 in relation to the grant or issue of stock options, stock appreciation rights, restricted stock, RSUs, performance awards and other stock based awards;

b)  the consent dated 27 February 2019 in relation to the issue of notes by the Company,

c)  the consent dated 27 April 2020 in relation to issue of rights and rights certificates by the Company;

d)  the consent dated 5 November 2021 in relation to the issue of notes by the Company;

e)  the consent dated 7 February 2022 in relation to the issue of notes by the Company; and

f)   the consent dated 29 May 2024 in relation to the issue of notes by the Company.

“Public Records”	means the public records of the Company available for inspection in the companies register on the web-site of the Registrar of Companies at the time we carried out the Public Records Search;

“Public Records Search”	means our inspection of the Public Records on 13 September 2024;

“Qualifications”	means the observations and qualifications set out in Schedule 4 (Qualifications);

“Registers”	means the registers of directors and secretaries of the Company, as supplied to us;

“Registrar of Companies”	means the Registrar of Companies in Jersey;

“Registration Statement”	means the registration statement on Form S-3, as amended, as filed with the Securities and Exchange Commission on 9 February 2022,in relation to, among other things, the shelf registration of debt securities to be issued by the Company;

“Searches”	means the Creditors’ Winding Up Enquiry, the Public Records Search and the Viscount Enquiry;

Aptiv PLC

13 September 2024

“Security Interests Register”	means the register maintained by the Registrar of Companies under the 2012 Law in respect of security interests created and assignments of receivables effected under the 2012 Law;

“Supplemental Indenture”	has the meaning given to that term in Part A of Schedule 2 (Documents Examined);

“Trustee”	means Wilmington Trust, National Association;

“UK AIFM Regulations”	means the Alternative Investment Fund Managers Regulations 2013 of the United Kingdom (S.I. 2013/1773);

“Viscount”	means the Viscount in Jersey;

“Viscount Confirmation”	means the confirmation given on 13 September 2024 by a representative of the office of the Viscount in response to the Viscount Enquiry, that, to the best of the representative’s knowledge and belief, the property of the Company has not been declared to be en désastre; and

“Viscount Enquiry”	means our enquiry to the office of the Viscount in respect of whether the property of the Company has been declared to be en désastre.

Part B

Interpretation

1.	References in this Opinion to:

1.1	a Schedule are references to a schedule to this Opinion;

1.2	a “person” include any body of persons corporate or unincorporated;

1.3	legislation include, where relevant, a reference to such legislation as amended at the date of this Opinion;

1.4

“signed” (and the words “sign” and “signature” shall be construed accordingly) include, where relevant and the context so admits, signed by electronic signature and “executed” (and the words “execute” and “execution” shall be construed accordingly) include, where relevant and the context so admits signed by electronic signature;

1.5	“you” means the Addressee and where there is more than one Addressee, means each of them; and

Aptiv PLC

13 September 2024

1.6

“we”, “us” or “our” in relation to the examination, sight, receipt or review by us, or provision to us, of information or documents are references only to our lawyers who worked on the preparation of this Opinion in this matter.

2.

Where a capitalised term appears in the left-hand column of Part A of Schedule 5 (Definitions and Interpretation) in the singular, its plural form, if used in this Opinion, shall be construed accordingly, and vice versa.

3.	Headings in this Opinion are inserted for convenience only and shall not affect the construction of this Opinion.